Exhibit 5.1

26 October 2016

Matter No.:354656

Doc Ref: 11590202

+1441-278-7904

edward.rance@conyersdill.com

Myovant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Myovant Sciences Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-1 as amended (Registration No. 333-213891) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 30 September, 2016 (the “Initial Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 14,500,000 common shares, par value US$0.000017727 each, of which 14,500,000 are being offered by the Company, together with an additional 2,175,000 common shares, par value US$0.000017727 each, subject to an over-allotment option granted to the underwriters by the Company (all such common shares, collectively, the “Shares”). The information set forth in the Initial Registration Statement and all exhibits to the Initial Registration Statement are incorporated by reference into the 462(b) registration statement (the “462(b) Registration Statement”).

For the purposes of giving this opinion, we have examined a copy of the Initial Registration Statement and 462(b) Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 25 October, 2016, minutes of a meeting of its board of directors held on 26 September, 2016, and unanimous written resolutions of its board of directors dated 18 October, 2016, each as certified by the Secretary of the Company on 25 October, 2016; written resolutions of its members dated 30 September, 2016, as certified by the Secretary of the Company on 25 October, 2016, and written resolutions of its members dated 25 October, 2016, as certified by the Secretary of the Company on 25 October, 2016 (collectively, the “Resolutions”), an officer’s certificate dated as of the date hereof confirming that the Resolutions have not been rescinded or amended, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Initial Registration Statement and 462(b) Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (e) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the 462(b) Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

/s/ Conyers Dill & Pearman Limited

Edward Rance